EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 10, 2007, relating to the financial statements and the financial statement schedule of the Teradata Data Warehousing Business of NCR Corporation, which appears in Teradata Corporation's Registration Statement on Form 10 (Commission File No. 001-33458) filed on May 10, 2007, Amendment No. 1 filed on Form 10/A on July 2, 2007 and Amendment No. 2 filed on Form 10/A on August 21, 2007.

/s/ PricewaterhouseCoopers LLP
Dayton, Ohio
September 28, 2007